Exhibit 99.1

Adjusted diluted earnings per share of $0.39, up 39.3%, GAAP diluted earnings per share of $0.21, up 16.7%

WINDSOR, CT, November 5, 2012 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended September 30, 2012.

“I am delighted to report that our third quarter adjusted revenue of $166.0 million rose 76 percent year-over-year,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “We continue to use our operating cash flow to strengthen our overall service and product offerings. Our clients are very demanding and our depth and breadth of products and services continue to expand to meet their needs. We have acquired PORTIA, GlobeOp, Gravity and Hedgemetrix this year which expands our geographic footprint, deepens our expertise and adds materially to our service and product offering. Since acquiring GlobeOp, as of today, we have paid down $96.6 million in debt. SS&C was named to the Forbes ‘100 Best Small Companies’ 2012 list. Recognition by a prestigious business publication such as Forbes is always an honor and speaks to the dedication and capability of our 4100 personnel.”

“Hurricane Sandy shows why a business continuity plan is critical for organizations to have in place,” commented Stone. “Our superior cloud architecture and geographically dispersed data centers, together with our dedicated staff, allowed our customers uninterrupted service.”

Results

The Company reported GAAP revenue of $165.6 million for the third quarter of 2012, compared to $94.3 million in the third quarter of 2011. GAAP operating income for the third quarter of 2012 was $37.2 million, or 22.5 percent of revenue, up from $24.1 million in 2011’s third quarter. GAAP net income for the third quarter of 2012 was $17.6 million compared to net income of $14.9 million in the third quarter of 2011. On a GAAP fully diluted basis, earnings per share in the third quarter of 2012 was $0.21 compared to fully diluted earnings per share of $0.18 in the third quarter of 2011.

Adjusted revenue (a non-GAAP measure defined in note 1 to the attached Condensed Consolidated Financial Information) in the third quarter of 2012 was $166.0 million compared to $94.3 million in the third quarter of 2011, an increase of 76.0 percent. Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the third quarter of 2012 was $61.8 million, or 37.2 percent of adjusted revenue. This represents a 64.1 percent increase compared to adjusted operating income of $37.6 million and 39.9 percent of adjusted revenue in the third quarter of 2011. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the third quarter of 2012 was $32.1 million compared to $22.6 million in 2011’s third quarter, an increase of 41.8 percent. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the third quarter of 2012 was $0.39 per share compared to $0.28 per share in the third quarter of 2011, an increase of 39.3 percent.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $151.1 million for the third quarter of 2012, an annual run-rate of $604.5 million. This represents an increase of 82.4 percent from $82.8 million and $331.4 million run-rate in the same period in 2011 and an increase of 40.1 percent from Q2 2012’s $107.9 million and $431.5 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the quarter with $80.3 million in cash, and $1,070.8 million in debt for a net debt balance of $990.5 million. We generated net cash from operating activities, after $28.6 million in non-recurring acquisition expenses, of $60.7 million for the nine months ended September 30, 2012, compared to $71.6 million for the same period in 2011.

Guidance

Guidance	Q4 2012	FY 2012
Adjusted Revenue ($M)	$170.0 - $174.0	$550.9 - $554.9
Adjusted Net Income ($M)	$32.7 - $33.7	$115.2 - $116.2
Cash from Operating Activities ($M)	N/A	$109.0 - $113.0
Capital Expenditures (% of revenue)	N/A	2.9% - 3.1%

Regulatory Solutions Group Formed

The SS&C GlobeOp division announced the formation of a Regulatory Solutions Group to focus on Form PF (Private Fund) and FATCA (Foreign Account Tax Compliance Act), AFMID (Alternative Investment Fund Managers Directive), and other compliance and reporting rules. Michael Megaw, a New York-based Managing Director, will head up this new group.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q3 earnings call will take place at 5:00 p.m. eastern time today, November 5, 2012. The call will discuss Q3 2012 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2012 Third Quarter Earnings Conference Call,” conference ID # 38660479. A replay will be available after 8:00 p.m. eastern time on November 5, 2012, until midnight on November 12, 2012. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code # 38660479. The call will also be available for replay on SS&C’s website after November 5, 2012; access: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the fourth quarter of 2012. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 5,500 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at

www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti Chief Financial Officer Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Revenues:
Software licenses	$5,885	$5,786	$15,463	$17,341
Maintenance	25,519	19,594	67,993	58,459
Professional services	8,553	5,688	21,562	16,815
Software-enabled services	125,605	63,255	275,069	182,518

Total revenues	165,562	94,323	380,087	275,133

Cost of revenues:
Software licenses	1,764	1,714	4,609	5,089
Maintenance	10,883	8,729	29,338	26,196
Professional services	5,126	3,888	13,803	11,439
Software-enabled services	75,965	32,148	155,940	93,887

Total cost of revenues	93,738	46,479	203,690	136,611

Gross profit	71,824	47,844	176,397	138,522

Operating expenses:
Selling and marketing	8,970	7,308	24,628	21,216
Research and development	13,193	9,328	32,478	26,353
General and administrative	11,668	7,118	24,527	20,861
Transaction costs	748	—	14,322	—

Total operating expenses	34,579	23,754	95,955	68,430

Operating income	37,245	24,090	80,442	70,092
Interest expense, net	(13,726)	(3,215)	(18,760)	(11,816)
Other (expense) income, net	(1,808)	348	(16,225)	180
Loss on extinguishment of debt	—	—	(4,355)	(2,881)

Income before income taxes	21,711	21,223	41,102	55,575
Provision for income taxes	4,096	6,324	11,364	17,814

Net income	$17,615	$14,899	$29,738	$37,761

Basic earnings per share	$0.22	$0.19	$0.38	$0.50

Basic weighted average number of common shares outstanding	78,548	77,315	78,123	76,149

Diluted earnings per share	$0.21	$0.18	$0.36	$0.47

Diluted weighted average number of common and common equivalent shares outstanding	83,202	80,730	82,744	80,109

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$80,255	$40,318
Accounts receivable, net	91,898	47,201
Prepaid income taxes	17,114	788
Deferred income taxes	5,327	889
Prepaid expenses and other current assets	11,598	5,214
Restricted cash	2,460	1,149

Total current assets	208,652	95,559
Property and equipment, net	51,054	14,304
Deferred income taxes	3,884	1,111
Goodwill	1,531,009	931,639
Intangible and other assets, net	586,664	164,995

Total assets	$2,381,263	$1,207,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,406	$—
Accounts payable	6,947	4,170
Accrued employee compensation and benefits	32,317	19,770
Other accrued expenses	22,518	14,058
Interest payable	—	95
Deferred maintenance and other revenue	55,975	46,395

Total current liabilities	141,163	84,488
Long-term debt, net of current portion	1,047,392	100,000
Other long-term liabilities	16,223	14,081
Deferred income taxes	119,539	28,936

Total liabilities	1,324,317	227,505
Total stockholders’ equity	1,056,946	980,103

Total liabilities and stockholders’ equity	$2,381,263	$1,207,608

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Cash flow from operating activities:
Net income	$29,738	$37,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,620	31,482
Stock-based compensation expense	3,798	9,215
Income tax benefit related to exercise of stock options	(2,863)	(4,889)
Amortization of loan origination costs and original issue discount	7,814	2,223
Loss on sale or disposition of property and equipment	13	11
Deferred income taxes	(7,723)	(8,781)
Provision for doubtful accounts	473	788
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(14,652)	581
Prepaid expenses and other assets	8,873	(188)
Accounts payable	(2,240)	(535)
Accrued expenses	(5,420)	(1,168)
Income taxes receivable and payable	(4,333)	2,460
Deferred maintenance and other revenues	(3,432)	2,619

Net cash provided by operating activities	60,666	71,579

Cash flow from investing activities:
Additions to property and equipment	(8,839)	(4,437)
Cash paid for business acquisitions, net of cash acquired	(964,523)	(19,863)
Additions to capitalized software	(640)	(1,264)
Other	87	—

Net cash used in investing activities	(973,915)	(25,564)

Cash flow from financing activities:
Cash received from debt borrowings, net of costs	1,304,210	—
Repayment of debt	(366,600)	(118,210)
Proceeds from common stock issuance, net	—	51,971
Proceeds from exercise of stock options	12,325	7,034
Payment of contingent consideration	(1,800)	—
Income tax benefit related to exercise of stock options	2,863	4,889

Net cash provided by (used in) financing activities	950,998	(54,316)

Effect of exchange rate changes on cash	2,188	(367)

Net increase (decrease) in cash	39,937	(8,668)
Cash, beginning of period	40,318	84,843

Cash, end of period	$80,255	$76,175

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Revenue	$165,562	$94,323	$380,087	$275,133
Purchase accounting adjustments to deferred revenue	465	7	816	20

Adjusted revenue	$166,027	$94,330	$380,903	$275,153

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Operating income	$37,245	$24,090	$80,442	$70,092
Amortization of intangible assets	21,325	9,295	43,745	27,408
Stock-based compensation	1,386	3,780	3,798	9,215
Capital-based taxes	(20)	—	(785)	154
Unusual or non-recurring charges	1,416	579	15,791	1,069
Purchase accounting adjustments	413	(104)	661	(308)
Other	—	—	—	(30)

Adjusted operating income	$61,765	$37,640	$143,652	$107,600

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as alternatives to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30, 2012
(in thousands)	2012	2011	2012	2011
Net income	$17,615	$14,899	$29,738	$37,761	$42,998
Interest expense, net	13,726	3,215	23,115	14,697	27,833
Taxes	4,096	6,324	11,364	17,814	16,468
Depreciation and amortization	24,735	10,492	50,620	31,482	61,362

EBITDA	60,172	34,930	114,837	101,754	148,661
Stock-based compensation	1,386	3,780	3,798	9,215	8,076
Capital-based taxes	(20)	—	(785)	154	(585)
Acquired EBITDA and cost savings	333	156	34,841	1,192	58,647
Unusual or non-recurring charges	3,223	231	32,016	890	33,481
Purchase accounting adjustments	413	(104)	661	(308)	596
Other	(50)	(122)	(141)	(36)	(288)

Consolidated EBITDA	65,457	38,871	185,227	112,861	248,588
Less: acquired EBITDA	(333)	(156)	(34,841)	(1,192)	(58,647)

Adjusted Consolidated EBITDA	$65,124	$38,715	$150,386	$111,669	$189,941

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2012	2011	2012	2011
GAAP – Net income	$17,615	$14,899	$29,738	$37,761
Plus: Amortization of intangible assets	21,325	9,295	43,745	27,408
Plus: Amortization of deferred financing costs and original issue discount	1,370	414	1,959	1,300
Plus: Stock-based compensation	1,386	3,780	3,798	9,215
Plus: Capital-based taxes	(20)	—	(785)	154
Plus: Unusual and non-recurring items	3,223	231	32,016	890
Plus: Loss on extinguishment of debt	—	—	4,355	2,881
Plus: Purchase accounting adjustments	413	(104)	661	(308)
Plus: Other	—	—	—	(30)
Income tax effect (1)	(13,197)	(5,870)	(33,034)	(16,166)

Adjusted net income	$32,115	$22,645	$82,453	$63,105

Adjusted diluted earnings per share	$0.39	$0.28	$1.00	$0.79
GAAP diluted earnings per share	$0.21	$0.18	$0.36	$0.47
Diluted weighted-average shares outstanding	83,202	80,730	82,744	80,109

(1) An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.